Exhibit 99.7

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned hereby appoints each of Terrell T Philen, Jr., James D. Caldwell, Michael G. Smith and Paul A. Jorge, as the undersigned’s true and lawful attorney-in-fact and agent to prepare, execute and file, for, and on behalf of the undersigned, any and all documents and filings that are required or advisable to be made with the United States Securities and Exchange Commission, any stock exchange or similar authority, under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, including without limitation any Joint Filing Agreement under Rule 13d-1(k) of the Exchange Act (or any successor provision thereunder), Schedule 13D, Schedule 13G (or any successor schedules or forms adopted under the Exchange Act) and any amendments to any of the foregoing, in each case of or concerning or relating to, securities of Gaylord Entertainment Company that are directly or indirectly owned by TRT Holdings, Inc. or any of its affiliates.

The undersigned hereby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing which he might or could do in person, herby ratifying and confirming all that such attorney-in-fact and agent, may lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to an attorney-in-fact.

This Power of Attorney shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any principles of conflicts of laws.

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IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 28th day of January, 2009

/s/ Mark Langdale
Mark Langdale